UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 2006

THE ARISTOTLE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-14669	06-1165854
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

06902

(ZIP CODE)

(203) 358-8000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 2 Pages

Page 2 of 2 Pages

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release, dated September 18, 2006, issued by the Company titled “Geneve Corporation Withdraws Proposal to Acquire The Aristotle Corporation.”

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1   Press release issued by The Aristotle Corporation on September 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION
(Registrant)

By: /s/ H. William Smith

Name: H. William Smith
Title: Vice President, General Counsel and Secretary

Date: September 19, 2006

EXHIBITS

Exhibit 99.1 Press release issued September 18, 2006.

Exhibit 99.1

For Immediate Release

News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: (203) 358-8000 or (920) 563-2446

Fax: (203) 358-0179 or (920) 563-0234

wsmith@ihc-geneve.com

int@enasco.com

Geneve Corporation Withdraws Proposal

 to Acquire The Aristotle Corporation

Stamford, CT, September 18, 2006 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced that the Special Committee of its Board of Directors today received a letter from Geneve Corporation indicating that, despite extensive efforts, Geneve and the Special Committee had been unable to reach agreement in respect of Geneve’s May 22, 2006 proposal to acquire the remaining outstanding shares of Aristotle Common Stock (approximately 1.2 million shares, or 7%) and all of the outstanding shares of Aristotle Series I Preferred Stock (approximately 1.1 million shares).  Geneve has therefore withdrawn its proposal.